                                June 19, 1996

                                                                       Exhibit 5

The Providence Journal Company
75 Fountain Street
Providence, RI 02902

Ladies and Gentlemen:

     We have examined Amendment No. 2 to the Registration Statement on Form S-1 (the "Registration Statement") filed by The Providence Journal Company (the "Company") with the Securities and Exchange Commission (the "Commission") on June 19, 1996 (No. 333-02703) in connection with the registration under the Securities Act of 1933, as amended, of additional shares of its Class A Common Stock, $1.00 par value, (the "Class A Common Stock") having a public offering price of up to an aggregate of $1,125,000 (the "Shares").

     We have served as counsel for the Company and, as such, assisted in the organization thereof under the laws of the Delaware and are familiar with all corporate proceedings since its organization. We have examined the following documents and records:

     (1)  The Certificate of Incorporation of the Company, as amended;

     (2)  The By-Laws of the Company, as amended;

     (3)  Specimen certificate of the Class A Common Stock; and

     (4) All corporate minutes and proceedings of the Company relating to the issuance of the Shares being registered under the Registration Statement.

     We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of said Shares. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations.

     We are qualified to practice law in the State of Rhode Island and we do not purport to express any opinion herein concerning any law other than the laws of the State of Rhode Island, the General Corporation Law of the State of Delaware and the federal law of the United States.

     Based upon such examination, it is our opinion that the Class A Common Stock being registered by the Registration Statement, when issued and paid for, will be legally issued, fully paid and non-assessable.

     Benjamin P. Harris, III, a partner of Edwards & Angell, is a director of the Company and beneficially owns 21,150 shares of Class A Common Stock and 21,600 shares of the Class B Common Stock, $1.00 par value per share of the Company.

      We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectuses which are part of the Registration Statement.

                                   Very truly yours,


                                   /s/ EDWARDS & ANGELL
                                   --------------------
                                   Edwards & Angell